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                                                                   EXHIBIT 10.12

                               VITAL IMAGES, INC.
                        1997 DIRECTOR STOCK OPTION PLAN

Section 1. Purpose of Plan. The purpose of the Vital Images, Inc. 1997 Director Stock Option Plan (the "Plan") is to advance the interests of Vital Images, Inc. (the "Company") and its shareholders by enabling the Company to attract and retain persons of ability to serve as directors of the Company and by providing an incentive to such individuals through equity participation in the Company.

Section 2. Definitions. The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

     (a) "Board" means the Board of Directors of the Company.

     (b) "Broker Exercise Notice" means a written notice pursuant to which an Option Holder, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

     (c) "Change in Control" means an event described in Section 7(a) of the Plan.

     (d) "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Common Stock" means the common stock of the Company, par value $.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4(c) of the Plan.

     (f) "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director. Continuous Status as a Director shall not be considered as interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board.

     (g) "Director" shall mean a member of the Board of Directors of the Company.

     (h) "Disability" means the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

     (i) "Distribution Date" means the effective date of the distribution of the Company's outstanding common stock to the shareholders of Bio-Vascular, Inc.

     (j) "Employee" means any person, including officers and Directors, employed by the Company or any Subsidiary. The payment of director's fees by the Company shall not be sufficient to constitute employment by the Company.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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     (l)  "Fair Market Value" means, with respect to the Common Stock, the following:

          (i) if the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the Nasdaq National Market or Nasdaq SmallCap Market, the closing price of the Common Stock on such exchange or reported by the Nasdaq National Market or Nasdaq SmallCap Market as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade).

          (ii) if the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the Nasdaq National Market or the Nasdaq SmallCap Market, and bid and asked prices therefor in the over-the-counter market are reported by the the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as so reported by the National Quotation Bureau, Inc. (or such comparable reporting service).

          (iii) if the Common Stock is not so listed or admitted to unlisted trading privileges, or reported on the Nasdaq National Market or Nasdaq SmallCap Market, and such bid and asked prices are not so reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

     (m) "Non-employee Director" means a Director who is not an Employee of the Company.

     (n) "Option" means an Option granted pursuant to the Plan.

     (o) "Option Stock" shall mean the Common Stock subject to an Option.

     (p) "Option Holder" shall mean a Director who receives an Option under this Plan.

     (q) "Previously Acquired Shares" means shares of Common Stock that are already owned by the Option Holder or, with respect to any Option, that are to be issued upon the exercise of such Option.

     (r) "Securities Act" means the Securities Act of 1933, as amended.

     (s) "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Board.

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Section 3.  Plan Administration.

     (a) The Administration by the Board. The Plan will be administered by the Board of Directors of the Company. Each determination, interpretation or other action made or taken by the Board pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Board will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

     (b)  Authority of the Board.

          (i) In accordance with and subject to the provisions of the Plan, the Board will have the authority to determine all provisions of Options (except for Options granted pursuant to Section 5(a)) as the Board may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (A) the Directors to be granted Options; (B) the nature and extent of the Options to be made to each Option Holder (including the number of shares of Common Stock to be subject to each Option, any exercise price, the manner in which Options will vest or become exercisable and whether Options will be granted in tandem with other Options) and the form of written agreement, if any, evidencing such Option; (C) the time or times when Options will be granted; (D) the duration of each Option; and (E) the restrictions and other conditions to which the payment or vesting of Options may be subject.

          (ii) The Board will have the authority under the Plan to amend or modify the terms of any outstanding Option in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Option, extend the term of an Option, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Option, accept the surrender of any outstanding Option or, to the extent not previously exercised or vested, authorize the grant of new Options in substitution for surrendered Options; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Option Holder adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Option, however, whether pursuant to this Section 3(b) or any other provisions of the Plan, will be deemed to be a regrant of such Option for purposes of this Plan.

Section 4.  Shares Available for Issuance.

     (a) Maximum Number of Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 75,000 shares of Common Stock.

     (b) Accounting for Options. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares

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     of Common Stock that are subject to an Option that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Option that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan.

     (c) Adjustments to Shares and Option Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Board (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Option Holders, the number, kind and, where applicable, exercise price of securities subject to outstanding Options.

Section 5.  Automatic Grants of Options to Non-employee Directors.

     (a) Automatic Option Grants. Under the Plan, each Non-employee Director will automatically be granted Options to purchase shares of Common Stock as follows:

          (i) Initial Option Grants. Each current and future Non-employee Director will be granted an initial Option (the "Initial Grant") as follows:

               A. Current Non-Employee Directors. Each person appointed to serve as a Non-employee Director effective as of the Distribution Date shall automatically be granted an Option on such date to purchase 15,000 shares of Common Stock.

               B. Future Non-Employee Directors. Each person who is first elected or appointed to serve as a Non-employee Director after the Distribution Date will automatically be granted an Option on the date of his or her initial election or appointment to the Company's Board of Directors to purchase 15,000 shares of Common Stock.

          (ii) Additional Option Grants. Each Non-employee Director will automatically be granted an additional Option to purchase shares of Common Stock as follows:

               A. On the third anniversary date of the Initial Grant to a Non-employee Director under the Plan, such Non-employee Director will automatically be granted an additional Option to purchase 15,000 shares of Common Stock (the "Second Option"); provided such person is a Non-employee Director on such date.

               B. Thereafter, on the third anniversary of the Second Option, and on each successive third anniversary thereof, such Non-employee Director will automatically be granted an additional Option to purchase 15,000

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               shares of Common Stock; provided such person is a Non-employee
               Director on such date..

          (iii) Notwithstanding the provisions of this Section 5(a), in the event that a grant would cause the number of shares subject to outstanding Options held by Directors plus shares of Common Stock previously purchased upon exercise of Options by Directors to exceed the number of shares set forth in Section 4(a), then each such automatic grant shall be for that number of shares determined by dividing the total number of shares remaining available for grant by the number of Directors on an automatic grant date. Any further grants shall then be deferred until such time, if any, as additional shares of Common Stock become available for grant under the Plan through action of the shareholders to increase the number of shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.


          (iv) Vesting, Exercisability and Expiration. All Options granted under Section 5(a) shall vest and become exercisable in cumulative installments with respect to one-third of such Option on the first, second and third December 31 following the date of grant of such option. All Options granted under this Section 5(a) shall expire eight
          (8) years after the date of grant.

          (v) Exercise Price. The exercise price of Options granted under the Plan shall be 100% of the fair market value of one share of Common Stock on the date of grant.

     (b)  Discretionary Grants.  In addition to the Options granted pursuant to
     Section 5(a), a Director may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Board in its sole discretion.

          (i) Exercise Price. The per share price to be paid by an Option Holder upon exercise of an Option granted pursuant to this Section 5(b) will be determined by the Board in its discretion at the time of the Option grant, provided that (i) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

          (ii)   Exercisability and Duration. An Option granted pursuant to this
          Section 5(b) will become exercisable at such times and in such installments as may be determined by the Board in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after eight (8) years from its date of grant.

     (c) Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Board, in its sole discretion and upon terms and conditions established by the Board, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a

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     promissory note (on terms acceptable to the Board in its sole discretion)
     or by a combination of such methods.

     (d) Manner of Exercise. An Option may be exercised by an Option Holder in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its principal executive office in Minneapolis, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 5(c) of the Plan.

Section 6.  Effect of Termination of Service as a Director.

     (a) Termination of Status as a Director. If a Director ceases to serve as a Director, he may, but only within ninety (90) days after the date he ceases to be a Director of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

     (b) Disability of Option Holder. Notwithstanding the provisions of Section 6(a) above, in the event a Director is unable to continue his service as a Director with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he may, buy only within ninety (90) days from the date of termination of such service, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

     (c)  Death of Option Holder. In the event of the death of an Option Holder:

          (i) during the term of the Option when such Option Holder was, at the time of his death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within one year following the date of death, by the Option Holder's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that existed at the date of death.

          (ii) within ninety (90) days after the termination of Continuous Status as a Director, the Option may be exercised, at any time within ninety (90) days following the date of death, by the Option Holder's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

Section 7.  Change in Control.

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     (a)  Change in Control. For purposes of this Section 7, a "Change in
     Control" of the Company will mean the following:

          (i) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company,

          (ii) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

          (iii) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (A) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors (as defined in Section 7(b) below), or (B) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

          (iv) any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) 20% or more, but not 50% or more, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (B) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

          (v) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

          (vi) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

     (b) Incumbent Directors. For purposes of this Section 7, "Incumbent Directors" of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

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     (c)  Acceleration of Vesting. Without limiting the authority of the Board under Section 3(b) of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Board in its sole discretion either in an agreement evidencing an Option at the time of grant or at any time after the grant of an Option, all Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Option Holders to whom such Options have been granted remain in the employ or service of the Company or any Subsidiary.

     (d) Cash Payment for Options. If a Change in Control of the Company occurs, then the Board, if approved by the Board in its sole discretion either in an agreement evidencing an Option at the time of grant or at any time after the grant of an Option, and without the consent of any Option Holder effected thereby, may determine that some or all Option Holders holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

     (e)  Limitation on Change in Control Payments.  Notwithstanding anything in
     Section 7(c) or 7(d) of the Plan to the contrary, if, with respect to an Option Holder, the acceleration of the vesting of an Option as provided in
     Section 7(c) or the payment of cash in exchange for all or part of an Option as provided in Section 7(d) (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other "payments" which such Option Holder has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the "payments" to such Option Holder pursuant to Section 7(c) or 7(d) of the Plan will be reduced to the largest amount as will result in no portion of such "payments" being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Option Holder is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will not be reduced or that the Option Holder will have the discretion to determine which "payments" will be reduced), then the limitations of this Section 7(e) will not apply, and any "payments" to a Option Holder pursuant to Section 7(c) or 7(d) of the Plan will be treated as "payments" arising under such separate agreement.

Section 8.  Rights of Option Holders; Transferability.

     (a) Service as a Director. Nothing in the Plan will interfere with or limit in any way the right of the Company to terminate the directorship of any Director at any time, nor confer upon any Director any right to continue to serve as a director of the Company.

     (b) Rights as a Shareholder. As a holder of Options an Option Holder will have no rights as a shareholder unless and until such Options are exercised for, or paid in the

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     form of, shares of Common Stock and the Option Holder becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Options as to which there is a record date preceding the date the Option Holder becomes the holder of record of such shares, except as the Board may determine in its discretion.

     (c) Restrictions on Transfer. Options granted under this Plan shall not be assignable or transferable during the lifetime of the Director, either voluntarily or involuntarily. Options shall be exercisable during a Director's lifetime only by such Director. In the event of the death of a Director, such Option may be transferred by will or the laws of descent and distribution and may only be exercised by the executors or administrators of such Director's estate or by the person or persons to whom such Director's rights under the Option shall pass by the Director's will or the laws of descent and distribution.

Section 9. Securities Law and Other Restrictions. Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and an Option Holder may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (i) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (ii) there has been obtained any other consent, approval or permit from any other regulatory body which the Board, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

Section 10. Plan Amendment, Modification and Termination. The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required under the Exchange Act or the rules of any stock exchange or Nasdaq. No termination, suspension or amendment of the Plan may adversely affect any outstanding Option without the consent of the affected Option Holder; provided, however, that this sentence will not impair the right of the Board to take whatever action it deems appropriate under Sections 4(c) and 7 of the Plan.


Section 11. Effective Date and Duration of the Plan. The Plan was adopted by the Board on March 17, 1997 and by the sole and shareholder of the Company on ___________, 1997, and is effective as of the Distribution Date. The Plan will terminate at midnight on ___________, 2007, and may be terminated prior to such time to by Board action, and no Option will be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

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Section 12.  Miscellaneous.

     (a) Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

     (b) Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Option Holders.

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